UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 21, 2015 (January 16, 2015)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of a New Director

            On January 16, 2015, Mauro Falaschi was appointed as a director of HPIL Holding (the “Company”) by a majority vote of the remaining directors of the Company.  This appointment fills a vacancy created by the increase in the number of the Company’s directors from four (4) to five (5).  As of the filing of this Current Report on Form 8-K, Mr. Falaschi has not been assigned to serve on any committees of the Company board of directors, nor have any arrangements been finalized to compensate Mr. Falaschi for his service on the Company board of directors.

            Mr. Falaschi currently serves as the president and director of Social Art World Ltd. On December 1, 2014, Social Art World Ltd. entered into a Cooperation Agreement with the Company’s wholly owned subsidiary, HPIL ART&CULTURE Inc., pursuant to which the parties work cooperatively to develop and expand projects without a stated compensation formula.  For more information regarding this agreement, refer to the Company’s Current Report on Form 8-K dated and filed on December 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: January 21, 2015	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary